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                                POWER OF ATTORNEY

                Each person whose signature appears below hereby authorizes Paul
J. Kerz and Phillip Siegel, and each of them, with full power of substitution and full power to act without the others, his true and lawful attorney-in-fact and agent in his name place, and stead, to execute in the name and on behalf of each such person, individually and as a director of Health Management Systems, Inc., a New York corporation (the "Company"), and to file, the Registration Statement of the Company on Form S-3 (the "Registration Statement"), and any and all amendments to the Registration Statement, including any and all post-effective amendments.


         WITNESS our hands on the date(s) set forth below:

          SIGNATURE                           DATE
          ---------                           ----
 /s/      RUSSELL L. CARSON
- -------------------------------------     June 25, 1996
          Russell L. Carson

 /s/     ROBERT M. HOLSTER
- -------------------------------------     June 25, 1996
         Robert M. Holster

 /s/     JOHN W. MCINTYRE
- -------------------------------------     June 25, 1996
         John W. McIntyre

 /s/     WILLIAM W. NEAL
- -------------------------------------     June 25, 1996
         William W. Neal

 /s/     GALEN D. POWERS
- -------------------------------------     June 25, 1996
         Galen D. Powers

 /s/     RICHARD H. STOWE
- -------------------------------------     June 25, 1996
         Richard H. Stowe